Exhibit 32

CERTIFICATION

In connection with the Quarterly Report of Decorize, Inc. (the “registrant”) on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen R. Crowder and Daniel F. Graham, President and Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2008

 /s/ Stephen R. Crowder

Stephen R. Crowder
President and Chief Executive Officer
(Principal Executive Officer)

 /s/ Daniel F. Graham

Daniel F. Graham
Chief Financial Officer
(Principal Financial Officer)

[A signed original of this written statement has been provided to and will be retained by the Company and furnished to the SEC or its staff upon request.]